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                                  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                               NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. - Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by one hyphen: i.e.
00-0000000. The table below will help determine the number to give the payer.


                                 Give the                                                        Give the EMPLOYER
For this type of account:        SOCIAL SECURITY                 For this type of account:       IDENTIFICATION
                                 NUMBER of -                                                     NUMBER of -
-------------------------------  ------------------------------  ------------------------------- -------------------------------
1.  An individual                The individual                  6.  Sole proprietorship         The owner (3)

2.  Two or more individuals      The actual owner of the account 7.  A valid trust, estate, or   Legal entity (4)
    (joint account)              or, if combined funds, the first    pension trust
                                 individual on the account (1)

3.  Custodian account of a       The minor (2)                   8.  Corporate                   The corporation
    minor (Uniform Gift to
    Minors Act)                                                  9.  Association, club, re-      The organization
                                                                     ligious charitable,
4.  a.   The usual revocable     The grantor-trustee (1)             educational, or other
         savings trust (grantor                                      tax-exempt organiza-
         is also trustee)                                            tion

    b.   So-called trust account The actual owner (1)            10. Partnership or limited      The partnership or limited liabil-
         that is not a legal or                                      liability company           ity company
         valid trust under state
         law                                                     11. A broker or registered      The broker or nominee
                                                                     nominee

5.  Sole proprietorship          The owner (3)                   12. Account with the Depart-    The public entity
                                                                     ment of Agriculture in the
                                                                     name of a public entity
                                                                     (such as a state or local
                                                                     government, school district
                                                                     or prison) that receives
                                                                     agricultural program
                                                                     payments

-------------------------------  ------------------------------  ------------------------------- -------------------------------
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(1)  List first and circle the name of the person whose number you furnish.
     If only one person on a joint account has a social security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's social security number.
(3)  You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.
(4)  List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.


          GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, at the local office of the Social Security Administration or Form SS-4, Application for Employer Identification Number, at the Internal Revenue Service (the "IRS") and apply for a number.

If you do not have a number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the substitute Form W-9 and return it to the payer. You must provide a payer with a taxpayer identification number within 60 days. During this 60-day period, a payer has two options for withholding on reportable interest or dividend payments:
         (1) a payer must backup withhold on any withdrawals you make from the account after 7 business days after a payer receives the Substitute Form W-9; or

         (2) a payer must backup withhold on any reportable interest or dividend payments made to your account, regardless of whether you make any withdrawals. Under this option, backup withholding must begin no later than 7 business days after a payer receives the Substitute Form W-9. Under this option, a payer must refund the amounts withheld if a payer receives your certified taxpayer identification number within the 60-day period and you are not otherwise subject to backup withholding during the period.

With respect to other reportable payments, if a payer does not receive your taxpayer identification number within the 60 days, a payer must backup withhold, until you finish your taxpayer identification number.

Certification
For interest, dividends and broker transactions, you must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct taxpayer identification number to a payer, you must cross out item 2 in Part III before signing the form.

Payees and Payments Exempt from Backup Withholding Payees specifically exempted from backup withholding on ALL pay ments include the following:
     o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement account or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.
     o   The United States or any of its agencies or instrumentalities.
     o A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentali ties.
     o A foreign government or any of its political subdivisions, agencies or instrumentalities.
     o An international organization or any of its agencies or instru mentalities.
     Other payees that may be exempt from backup withholding include the following: o A corporation.
     o   A financial institution.
     o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
     o   A real estate investment trust.
     o A common trust fund operated by a bank under section 584(a) of the Code.
     o An entity registered at all times during the tax year under the Investment Company Act of 1940.
     o   A foreign central bank of issue.
     o A futures commission merchant registered with the Commod ity Futures Trading Commission.
     o A middleman known in the investment community as a nomi nee or custodian.
     o   A trust exempt from tax under section 664 or described in section
         4947.
     Payments of interest not generally subject to backup withholding include the following:
     o Payments of interest on obligations issued by individuals.
         Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
     o Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
     o Payments described in section 6049(b)(5) of the Code to non-resident aliens.
     o Payments on tax-free covenant bonds under section 1451 of the Code.
     o Payments made by certain foreign organizations.
     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
     o   Payments to nonresident aliens subject to withholding under section 1441.
     o Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident alien partner.
     o Payments of patronage dividends where the amount received is not paid in money.
     o Payments made by certain foreign organizations.
     o Section 404(k) payments made by an ESOP.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE
PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUM
BER, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code, and their regulations.

Privacy Act Notice

     Section 6109 of the Code requires recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. The payer must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold up to 31% of taxable interest, dividend, and certain other payments to a payee who does not finish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.-If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.-Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
ADVISOR OR THE IRS.